Exhibit 99.1

CareDx Announces Third Quarter 2026 Financial Results

Third Quarter Revenue Growth of 39% to $139 Million

Raises 2026 Revenue Guidance to $520 Million to $530 Million and Adjusted EBITDA Guidance to $90 Million to $100 Million

BRISBANE, Calif. — (BUSINESS WIRE) — CareDx, Inc. (Nasdaq: CDNA) — a leading precision medicine diagnostics company in transplant, specialty oncology, and cell therapy, today reported financial results for the third quarter ended September 30, 2026.

Third Quarter 2026 Financial Highlights

•    Revenue of $139 million, an increase of 39% year-over-year
•    Testing Services revenue of $119 million, an increase of 65% year-over-year
•    Testing Services volume of approximately 75,900, an increase of 51% year-over-year, including contributions following our acquisition of NavDx
•    Patient and Digital Solutions revenue of $20 million, an increase of 31% year-over-year
•    GAAP net income of $19 million, compared with GAAP net income of $2 million for the third quarter of 2025
•    Closed the acquisition of Naveris, Inc. on July 1, 2026 for $160 million in cash consideration and up to $100 million in contingent consideration
•    Adjusted EBITDA of $30 million, compared with $15 million for the third quarter of 2025
•    Cash flow from operations of $13 million

Recent Business Highlights

•    Advanced AlloHeme toward a planned first-quarter 2027 commercial launch and HistoMap Kidney toward broader commercial availability in 2027, with both programs targeting CLIA readiness before year-end
•    Published new HistoMap data in Transplantation demonstrating its potential to identify clinically meaningful risk beyond conventional pathology
•    Broadened the clinical evidence for NavDx across multiple contexts of use, including a newly published eight-center study of 332 patients evaluating molecular results during the first three months after treatment and two independent Phase II studies exploring radiation de-escalation after surgery and during definitive treatment
•    Presented new KOAR registry data demonstrating the potential for AlloSure Kidney to identify patients at greater risk of graft loss or declining kidney function when biopsy findings are difficult to interpret
•    Advanced commercial and workflow execution across the portfolio, including continued Epic Aura adoption, more than 5,000 transplant patients registered for the new CareDx patient portal, and the migration of NavDx to the CareDx billing platform

“We delivered another strong quarter of solid execution, with continued growth in Transplant, progress scaling Specialty Oncology, and important advances across our pipeline and clinical evidence, including in Cell Therapy,” said John Hanna, President and Chief Executive Officer of CareDx. “We see significant clinical interest in how molecular information can inform more decisions across a patient’s care journey, while continuing to make our solutions easier for providers to adopt and patients to access. We believe these dynamics create meaningful opportunities for continued profitable growth.”

Third Quarter 2026 Financial Results

Total revenue was $139 million, compared with $100 million in the third quarter of 2025, an increase of 39% year-over-year, driven primarily by growth in Testing Services and Patient and Digital Solutions revenue, including the addition of Specialty Oncology revenue following our acquisition of NavDx.

Testing Services revenue was $119 million, compared with $72 million in the third quarter of 2025, an increase of 65% year-over-year, including $12 million in Specialty Oncology revenue. Testing Services revenue includes $15 million in prior period revenue, compared with $6 million in the third quarter of 2025. Testing Services volume was approximately 75,900, an increase of 51% year-over-year, including contributions from Specialty Oncology. Excluding revenue recognized for tests performed in prior periods, Testing Services revenue increased approximately 58% year-over-year.

Patient and Digital Solutions revenue was $20 million, compared with $15 million in the third quarter of 2025, an increase of 31% year-over-year, driven primarily by continued growth in CareDx Pharmacy services.

As a reminder, the Company completed the divestiture of its Lab Products business on June 30, 2026. Accordingly, the Company’s third quarter 2026 results do not include Lab Products revenue.

GAAP net income was $19 million, compared with GAAP net income of $2 million in the third quarter of 2025. Basic and diluted GAAP net income per share were $0.37 and $0.35, respectively, compared with basic and diluted GAAP net income per share of $0.03 in the third quarter of 2025. GAAP net income margin was approximately 14%, compared with approximately 2% in the third quarter of 2025.

Adjusted EBITDA was $30 million, compared with $15 million in the third quarter of 2025, driven by revenue growth, higher gross profit and disciplined operating expense management. Adjusted EBITDA margin was approximately 22%, compared with approximately 15% in the third quarter of 2025.

2026 Guidance

For the full year 2026, CareDx now expects revenue to be in the range of $520 million to $530 million, compared with its previously disclosed range of $490 million to $500 million. The Company now expects full-year 2026 Adjusted EBITDA to be in the range of $90 million to $100 million, compared with its previously disclosed range of $66 million to $78 million.

About CareDx

CareDx is a leading precision medicine diagnostics company advancing care in transplant, specialty oncology, and cell therapy. Through non-invasive longitudinal molecular biomarker testing, digital health, and patient support solutions, CareDx is dedicated to improving patient outcomes. For more information, please visit www.caredx.com.

Forward-Looking Statements

This press release includes forward-looking statements, including expectations regarding the achievement of CareDx’s financial and operational goals and its expectations and prospects for 2026 and beyond. These forward-looking statements are based upon information that is currently available to CareDx and its current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, all of which are difficult to predict and many of which are beyond CareDx’s control, that could cause the actual results to differ materially from those projected, including general economic and market factors, and global economic and marketplace uncertainties, among others discussed in CareDx’s filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed by CareDx with the SEC on February 25, 2026, and other reports that CareDx has filed with the SEC. Any of these may cause CareDx’s actual results, performance, or achievements to differ materially and adversely from those anticipated or implied by CareDx’s forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. CareDx expressly disclaims any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

CareDx has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and also on a non-GAAP basis, including non-GAAP cost of testing services, non-GAAP cost of product, non-GAAP cost of patient and digital solutions, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP other income, net, non-GAAP income tax expense, non-GAAP gross profit, non-GAAP gross margin (%), non-GAAP operating expenses, non-GAAP net income, non-GAAP basic and diluted net income per share, adjusted EBITDA and adjusted EBITDA margin. These non-GAAP financial measures are not meant to be considered superior to or a substitute for financial measures calculated in accordance with GAAP, and investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.

We define non-GAAP net income and per share results as the GAAP net income (loss) and per share results excluding the impacts of stock-based compensation expense; acquisition-related amortization of purchased intangible assets and related tax effects; changes in estimated fair value of contingent consideration; litigation settlement expense; business development and portfolio optimization expense; gain on sale of lab product business; and certain other charges presented in the reconciliation in this release. We define adjusted EBITDA as non-GAAP net income before interest income, income tax expense, depreciation expense and other (income) expense, net. We define non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin excluding the impacts of stock-based compensation expense, and acquisition-related amortization of purchased intangible assets included in cost of sales. Non-GAAP gross margin is calculated as non-GAAP gross profit divided by total revenue. Adjusted EBITDA margin is calculated as adjusted EBITDA divided by total revenue. Corporate free cash flow is defined as Cash from Operations less Capital Expenditures.
We are presenting these non-GAAP financial measures to assist investors in assessing our operating results through the eyes of management and because we believe that these measures provide an additional tool for investors to use in comparing our core business operating results over multiple periods where certain items may vary independent of business performance. Management believes this non-GAAP information is useful for investors, when considered in conjunction with CareDx’s GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of CareDx’s operating results as reported under GAAP. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not necessarily comparable to similarly titled measures presented by other companies. A reconciliation between GAAP and non-GAAP financial information is provided immediately following the financial tables. A reconciliation of the forecasted range for adjusted EBITDA for 2026 is not included in this release due to the number of variables in the projected range and because we are currently unable to quantify accurately certain amounts that would be required to be included in the U.S. GAAP measure or the individual adjustments for such reconciliation.

CareDx, Inc.

Media Relations
Natasha Moshirian Wagner
nwagner@CareDx.com

Investor Relations
Nina Deka
investor@CareDx.com

CareDx, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,
	2026	2025
Revenue:
Testing services revenue	$119,191	$72,168
Product revenue	—	12,478
Patient and digital solutions revenue	20,171	15,409
Total revenue	139,362	100,055
Operating expenses:
Cost of testing services	24,683	14,705
Cost of product	—	5,629
Cost of patient and digital solutions	15,604	10,320
Research and development	21,324	16,769
Sales and marketing	31,650	24,449
General and administrative	37,989	28,429
Total operating expenses	131,250	100,301
Income (loss) from operations	8,112	(246)
Other income:
Interest income, net	2,208	2,013
Other income (expense), net	372	(107)
Total other income	2,580	1,906
Income before income taxes	10,692	1,660
Income tax benefit	8,600	15
Net income	$19,292	$1,675
Net income per share:
Basic	$0.37	$0.03
Diluted	$0.35	$0.03
Weighted-average shares used to compute net income (loss) per share:
Basic	52,116,051	52,507,582
Diluted	54,984,989	53,736,790

CareDx, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	As of
	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$250,480	$65,429
Marketable securities	—	111,779
Accounts receivable	47,730	42,628
Inventory	9,144	26,705
Prepaid and other current assets	13,943	10,591
Total current assets	321,297	257,132
Property and equipment, net	27,011	32,971
Operating lease right-of-use assets	23,541	22,760
Marketable securities, non-current	—	24,165
Intangible assets, net	139,781	31,960
Goodwill	121,709	40,336
Restricted cash	1,410	551
Other assets	6,708	3,353
Total assets	$641,457	$413,228
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,808	$9,988
Accrued compensation	40,564	38,107
Accrued and other liabilities	87,603	41,754
Total current liabilities	138,975	89,849
Deferred tax liability	536	181
Contingent consideration, non-current	14,035	161
Operating lease liabilities, less current portion	20,316	19,679
Other liabilities	139	257
Total liabilities	174,001	110,127
Commitments and contingencies
Stockholders’ equity:
Common stock	52	50
Additional paid-in capital	953,558	927,457
Accumulated other comprehensive loss	—	(5,515)
Accumulated deficit	(486,154)	(618,891)
Total stockholders’ equity	467,456	303,101
Total liabilities and stockholders’ equity	$641,457	$413,228

CareDx, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended September 30,
	2026	2025
Cost of testing services reconciliation:
GAAP cost of testing services	$24,683	$14,705
Stock-based compensation expense	(213)	(299)
Restructuring costs	—	(120)
Acquisition related-amortization of purchased intangibles	(2,925)	(348)
Non-GAAP cost of testing services	$21,545	$13,938
Cost of product reconciliation:
GAAP cost of product	$—	$5,629
Stock-based compensation expense	—	(51)
Acquisition related-amortization of purchased intangibles	—	(447)
Restructuring costs	—	(11)
Non-GAAP cost of product	$—	$5,120
Cost of patient and digital solutions reconciliation:
GAAP cost of patient and digital solutions	$15,604	$10,320
Stock-based compensation expense	(96)	(118)
Acquisition related-amortization of purchased intangibles	(152)	(152)
Restructuring costs	—	8
Non-GAAP cost of patient and digital solutions	$15,356	$10,058
Research and development expenses reconciliation:
GAAP research and development expenses	$21,324	$16,769
Stock-based compensation expense	(1,197)	(1,146)
Restructuring costs	—	(174)
Non-GAAP research and development expenses	$20,127	$15,449
Sales and marketing expenses reconciliation:
GAAP sales and marketing expenses	$31,650	$24,449
Stock-based compensation expense	(831)	(1,782)
Acquisition related-amortization of purchased intangibles	(817)	(655)
Transformational initiative costs	—	(183)
Restructuring costs	—	(233)
Non-GAAP sales and marketing expenses	$30,002	$21,596
General and administrative expenses reconciliation:
GAAP general and administrative expenses	$37,989	$28,429
Business development and portfolio optimization expense*	(5,527)	—
Stock-based compensation expense	(7,318)	(5,022)
Impairment of intangible asset	—	(2,258)
Transformational initiative costs	—	(341)
Non-GAAP general and administrative expenses	$25,144	$20,808
Total other income reconciliation:
GAAP other income	$2,580	$1,906
Non-GAAP other income	$2,580	$1,906
Income tax benefit (expense) reconciliation:
GAAP income tax benefit	$8,600	$15
Tax effect related to amortization of purchased intangibles	—	(111)
Non-GAAP income tax benefit (expense)	$8,600	$(96)

* Business development and portfolio optimization expense primarily includes legal, consulting, financial advisory, due diligence, and other transaction-related costs incurred in connection with business development activities, including the sale of our lab products business and acquisition of Naveris, Inc.

CareDx, Inc.
GAAP and Non-GAAP Operating Expenses
(Unaudited)
(In thousands)

	Three Months Ended September 30,
	2026	2025
GAAP operating expenses:
Research and development	$21,324	$16,769
Sales and marketing	31,650	24,449
General and administrative	37,989	28,429
Total GAAP operating expenses	$90,963	$69,647

Non-GAAP operating expenses:
Research and development	$20,127	$15,449
Sales and marketing	30,002	21,596
General and administrative	25,144	20,808
Total Non-GAAP operating expenses	$75,273	$57,853

CareDx, Inc.
Reconciliation of GAAP to Non-GAAP Gross Profit and Gross Margin
(Unaudited)
(In thousands, except percentages)

	Three Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025
GAAP total revenue	$139,362	$131,948	$100,055
GAAP cost of sales	40,287	34,966	30,654
GAAP gross profit	99,075	96,982	69,401
GAAP gross margin %	71%	74%	69%
Stock-based compensation expense	309	321	468
Restructuring costs	—	—	123
Business development and portfolio optimization expense*	—	311	—
Acquisition related-amortization of purchased intangibles	3,077	355	947
Non-GAAP gross profit	$102,461	$97,969	$70,939
Non-GAAP gross margin %	74%	74%	71%

* Business development and portfolio optimization expense primarily includes legal, consulting, financial advisory, due diligence, and other transaction-related costs incurred in connection with business development activities, including the sale of our lab products business and acquisition of Naveris, Inc.

CareDx, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,
	2026	2025
GAAP net income	$19,292	$1,675
Stock-based compensation expense	9,655	8,418
Business development and portfolio optimization expense*	5,527	—
Acquisition related-amortization of purchased intangibles	3,894	1,602
Tax effect related to amortization of purchased intangibles	—	(111)
Impairment of intangible asset	—	2,258
Transformational initiative costs	—	524
Restructuring costs	—	530
Non-GAAP net income	$38,368	$14,896

GAAP basic net income per share	$0.37	$0.03
GAAP diluted net income per share	$0.35	$0.03

Non-GAAP basic net income per share	$0.74	$0.28
Non-GAAP diluted net income per share	$0.70	$0.28

Shares used in computing non-GAAP basic net income per share	52,116,051	52,507,582
Shares used in computing non-GAAP diluted net income per share	54,984,989	53,736,790

* Business development and portfolio optimization expense primarily includes legal, consulting, financial advisory, due diligence, and other transaction-related costs incurred in connection with business development activities, including the sale of our lab products business and acquisition of Naveris, Inc.

CareDx, Inc.
Reconciliation of Non-GAAP to Adjusted EBITDA
(Unaudited)
(In thousands)

	Three Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025
GAAP net income	$19,292	$110,636	$1,675
Gain on sale of lab products business	—	(112,966)	—
Stock-based compensation expense	9,655	10,654	8,418
Business development and portfolio optimization expense*	5,527	11,078	—
Acquisition related-amortization of purchased intangibles	3,894	529	1,602
Tax effect related to amortization of purchased intangibles	—	54	(111)
Impairment of intangible asset	—	—	2,258
Transformational initiative costs	—	—	524
Restructuring costs	—	—	530
Non-GAAP net income	38,368	19,985	14,896
Interest income	(2,208)	(1,735)	(2,013)
Income tax (income) expense	(8,600)	3,828	96
Depreciation expense	3,308	2,286	2,213
Other (income) expense, net	(372)	440	107
Adjusted EBITDA	$30,496	$24,804	$15,299

* Business development and portfolio optimization expense primarily includes legal, consulting, financial advisory, due diligence, and other transaction-related costs incurred in connection with business development activities, including the sale of our lab products business and acquisition of Naveris, Inc.

CareDx, Inc.
Reconciliation of Non-GAAP to Adjusted EBITDA
(Unaudited)
(In thousands)

Year Ended December 31, 2025
GAAP net loss	$(21,354)
Stock-based compensation expense	34,864
Acquisition related-amortization of purchased intangibles	6,349
Acquisition related fees and expenses	204
Change in estimated fair value of contingent consideration	703
Tax effect related to amortization of purchased intangibles	(431)
Impairment of intangible asset	2,258
Transformational initiative costs	2,824
Restructuring costs	890
Litigation settlement expense	5,710
Non-GAAP net income	32,017
Interest income	(9,174)
Income tax expense	702
Depreciation expense	8,667
Other (income) expense, net	(524)
Adjusted EBITDA	$31,688

CareDx, Inc.
Reconciliation of GAAP Net Income Margin to Adjusted EBITDA Margin
(Unaudited)
(In thousands, except percentages)

	Three Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025
GAAP net income	$19,292	$110,636	$1,675
GAAP net income margin	14%	84%	2%
Gain on sale of lab products business	—	(112,966)	—
Stock-based compensation expense	9,655	10,654	8,418
Business development and portfolio optimization expense*	5,527	11,078	—
Acquisition related-amortization of purchased intangibles	3,894	529	1,602
Tax effect related to amortization of purchased intangibles	—	54	(111)
Impairment of intangible asset	—	—	2,258
Transformational initiative costs	—	—	524
Restructuring costs	—	—	530
Non-GAAP net income	38,368	19,985	14,896
Interest income	(2,208)	(1,735)	(2,013)
Income tax (income) expense	(8,600)	3,828	96
Depreciation expense	3,308	2,286	2,213
Other (income) expense, net	(372)	440	107
Adjusted EBITDA	$30,496	$24,804	$15,299
Revenue	$139,362	$131,948	$100,055
Adjusted EBITDA margin	22%	19%	15%

* Business development and portfolio optimization expense primarily includes legal, consulting, financial advisory, due diligence, and other transaction-related costs incurred in connection with business development activities, including the sale of our lab products business and acquisition of Naveris, Inc.

CareDx, Inc.
Net Cash Provided by Operating Activities Reconciliation to Free Cash Flow
(Unaudited)
(In thousands)

	Three Months Ended September 30,
	2026	2025
Net cash provided by operating activities (GAAP)	$12,718	$37,358
Less: item not included in free cash flows
Capital expenditures (GAAP)	$(1,615)	$(1,305)
Free cash flow (non-GAAP)	$11,103	$36,053